UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 19, 2016

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, CO		80120
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 19, 2016, the Board of Directors of Stillwater Mining Company (the “Company”) amended and restated the Company’s Business Ethics & Code of Conduct that applies to all of the Company’s directors, officers and employees. The principal purpose of the amendment and restatement was to provide additional guidance to covered personnel regarding available channels for reporting possible violations, and to make other technical and administrative changes. The revisions did not relate to or result in any waiver, explicit or implicit, of any provision of the Business Ethics & Code of Conduct.

The foregoing description of the amended and restated Business Ethics & Code of Conduct does not purport to be complete, and is qualified in its entirety by reference to such documents, a copy of which is attached to this report as Exhibit 14.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

14.1	Business Ethics & Code of Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2016	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary